AMENDED AND RESTATED LEASE AND SUBLEASE AGREEMENT

This Amended and Restated Lease and Sublease Agreement (the "Agreement") is executed effective as of July 24, 2009 (the "Effective Date") by and between Clifton Mining Company, a Utah corporation ("Clifton"), The Woodman Mining Company, a Utah corporation ("Woodman", and together with Clifton, the "Lessors"), and Desert Hawk Gold Corp., a Nevada corporation ("Desert Hawk") (each, a "Party" and collectively, the "Parties").

RECITALS

Clifton owns or controls certain patented and unpatented mining claims and is the lessee of certain Utah State metalliferous mineral leases covering lands in the Gold Hill Mining District, in Tooele County, Utah, and Woodman jointly owns with Clifton certain of said patented mining claims. The claims and leases are located in T7S, T8S and T9S, R17W and R18W, and are further described in Exhibit A to this Agreement.

The Parties entered into that certain Mining Venture Agreement dated as of July 24, 2009 (the "Original Agreement"), a Memorandum of Agreement with respect to which was recorded on August 11, 2009 at Entry #330699 in the Tooele County, Utah records, in which Clifton and Woodman granted to Desert Hawk exclusive possession of the Properties (hereafter defined) for exploration, development and mining, and the right to occupy the Properties and to explore, develop and mine the Properties for minerals.

The Parties wish to amend, restate and replace the Original Agreement in its entirety.

Now, therefore, in consideration of the covenants and mutual agreements set forth herein, the Parties agree as follows:

ARTICLE I
DEFINITIONS

1.1 "Affiliate" means any person, partnership, joint venture, corporation, or other form of enterprise which directly or indirectly controls, is controlled by, or is under common control with a Party. For purposes of the preceding sentence, "control" means possession, directly or indirectly, of the power to direct or cause direction of management and policies through ownership of voting securities, contract, voting trust, or otherwise.

1.2 "Agreement" means this Amended and Restated Lease and Sublease Agreement, including any amendments and modifications thereof, and all exhibits, which are incorporated herein by this reference.

1.3 "Area of Interest" is hereby defined as the area included within a one mile radius from the perimeter of the now-existing Properties. Should either Party acquire any new property within the Area of Interest, the acquiring Party shall immediately offer to include such property as part of this Agreement, at commensurate cost to the other Party. The newly acquired property shall become subject to the terms of this Agreement.

1.4 "Development" means all preparation for the removal and recovery of Products, including the construction or installation of a mill or any other improvements to be used for the mining, handling, milling, processing or other beneficiation of Products.

1.5 "Mining" means the mining, extracting, producing, handling, milling or other processing of Products.

1.6 "Net Smelter Return Royalty" is defined in Section 4.2 as the means by which Clifton is paid for Products mined and sold by Desert Hawk.

1.7 "Products" means all ores, minerals, and mineral resources produced from the Properties under this Agreement.

1.8 "Properties" means those patented and unpatented mining claims and Utah State Leases described in Exhibit A and all other interests in real property within the Area of Interest which are acquired and held subject to this Agreement.

1.9 "Utah State Leases" mean those certain Utah State Leases for Metalliferous Minerals that are described in Exhibit A.

ARTICLE II
GRANT OF LEASE AND SUBLEASE

2.1 Grant of Lease and Related Rights. Clifton and Woodman by these presents do grant, demise, lease and let the Properties (excluding the Utah State Leases) exclusively unto Desert Hawk for the purpose of exploration, evaluation, Development, Mining and production of mineral resources of whatsoever nature or kind therefrom subject to the Net Smelter Return Royalty payments described in Article IV herein. Subject to applicable regulatory and permitting requirements, Lessors grant to Desert Hawk the following rights, to the extent that Lessors hold and can therefore grant such rights:

(a) exclusive and quiet possession of the Properties for exploration, Development and Mining purposes during the term of this Agreement;

(b) the right to enter upon, into and through the Properties, at such points and in such manner as may be necessary or convenient, and to occupy the Properties for the purpose of exploring for, Development of and Mining of all minerals by any mining method or methods that shall be reasonably practicable;

(c) the right to make reasonable use of the surface of the Properties as may be necessary or convenient to the Development, Mining, removal, processing, storing and marketing of minerals, and the right to construct, use and maintain structures, stockpiles, roads, power lines and other improvements on the Properties as shall be reasonably necessary in connection with Desert Hawk's operations hereunder;

(d) the right to have and use the free and uninterrupted right-of-way under the Properties, at such points and in such manner as may be necessary or convenient to the Development, Mining, removal, processing and marketing of minerals;

(e) the right to transport on, across, over, and under the surface of the Properties any minerals now or hereafter owned, leased or otherwise acquired by Desert Hawk and located in the vicinity of the Properties; and

(f) the continuous right and privilege to destroy so much of the surface and subsurface of the Properties as may be reasonably necessary to carry out the purposes of this Agreement and to undermine the surface of the Properties, including the right, to enter upon the Properties to repair any subsidence damage that may occur to surface structures on the Properties.

2.2 Sublease. Clifton hereby subleases to Desert Hawk, and Desert Hawk assumes from Clifton, for the term of this Agreement or for the term of the Utah State Leases (including any extensions or renewals thereof), whichever is shorter, all of Clifton's rights, privileges, duties and obligations set forth in the Utah State Leases; provided, however, that this sublease is conditioned upon and subject to obtaining consent from the State of Utah School and Institutional Trust Lands Administration ("State of Utah"). This sublease of the Utah State Leases is intended by the Parties to be, and is, of no force and effect unless the consent of the State of Utah is obtained.

2.3 Term. The term of this Agreement shall be for 20 years from the Effective Date and for so long thereafter as Products are produced and sold from the Properties in commercially profitable quantities, unless the Agreement is earlier terminated as provided herein.

2.4 There are no implied covenants contained in this Agreement other than those of good faith and fair dealing.

ARTICLE III
REPRESENTATIONS AND WARRANTIES; TITLE TO ASSETS

3.1 Capacity of Parties. Each of the Parties represents and warrants on behalf of itself as follows:

(a) that it is a corporation duly incorporated and in good standing in its state of incorporation and that it is qualified to do business and is in good standing in Utah to the extent necessary to carry out the purposes of this Agreement;

(b) that it has the capacity to enter into and perform this Agreement and all transactions contemplated herein and that all corporate and other actions required to authorize it to enter into and perform this Agreement have been properly taken;

(c) that it will not breach any other agreement or arrangement by entering into or performing this Agreement; and

(d) that this Agreement has been duly executed and delivered by it and is valid and binding upon it in accordance with its terms.

3.2 Clifton and Woodman (part (a) only) make the following representations and warranties as of the Effective Date and the date of execution of this Agreement:

(a) with respect to those Properties Clifton and Woodman own in fee simple, Clifton and Woodman are in exclusive possession of (subject to the rights granted to Desert Hawk in the Original Agreement) and own such Properties free and clear of all known defects, liens, and encumbrances except those specifically identified as Potential Encumbrances in Exhibit A;

(b) with respect to those Properties in which Clifton holds an interest under the Utah State Leases: (i) Clifton is, to the best of its knowledge and belief, in exclusive possession of such Properties (subject to the rights granted to Desert Hawk in the Original Agreement and subject to the right of the State of Utah to lease such Properties to other parties for the mining of other kinds of minerals and for other uses of the surface); (ii) Clifton has not received any notice of default of any of the terms or provisions of such leases; (iii) Clifton has the authority under such leases to perform fully its obligations under this Agreement; (iv) to the best of Clifton's knowledge and belief, such leases are valid and in good standing; and (v) to the best of Clifton's knowledge and belief, the Properties covered thereby are free and clear of all defects, liens and encumbrances except for those specifically identified as Potential Encumbrances in Exhibit A or in such leases. Clifton has delivered to Desert Hawk all requested information concerning title to the Properties in Clifton's possession or control, including but not limited to, true and correct copies of all such leases or other contracts relating to the Properties of which Clifton has knowledge;

(c) with respect to unpatented mining claims located by Clifton that are included within the Properties, except as provided in Exhibit A and subject to the paramount title of the United States: to the best of Clifton's knowledge and belief (i) the unpatented mining claims were properly laid out and monumented; (ii) all required location work was properly performed; (iii) location notices were properly recorded and filed with appropriate governmental agencies; (iv) all assessment work required to hold the unpatented mining claims has been performed in a manner consistent with that required through the assessment year ending September 1, 2010; (v) all affidavits of assessment work and other filings required to maintain the claims in good standing have been properly and timely recorded or filed with appropriate governmental agencies; (vi)

subject to the Potential Encumbrances described in Exhibit A, the claims are free and clear of defects, liens and encumbrances arising by, through or under Clifton; and (vii) Clifton has no knowledge of conflicting claims. Nothing in this section 3.2(c), however, shall be deemed to be a representation or a warranty that any of the unpatented mining claims contains a discovery of minerals. With respect to those unpatented mining claims that were not located by Clifton or an affiliate of Clifton, but are included within the Properties, Clifton likewise makes the foregoing representations and warranties (with the foregoing exceptions) to the best of its knowledge and belief, and

(d) with respect to the Properties, there are to the best of Lessors' knowledge and belief no pending or threatened actions, suits, claims or proceedings.

Representations and warranties contained in this section are provided for the exclusive benefit of Desert Hawk and a breach of any one or more thereof may be waived by Desert Hawk in whole or in part at any time without prejudice to its rights in respect of any breach of the same or any other representation or warranty, and the representations and warranties contained in this section shall survive until the termination of this Agreement.

3.3 Desert Hawk hereby represents and warrants to Clifton and Woodman that:

(a) it is, and has been, duly incorporated and validly exists as a corporation in good standing under the laws of the State of Nevada;

(b) it has the right to enter into this Agreement;

(c) it shall organize its affairs and do all things necessary to otherwise transact business in the State of Utah;

(d) any of its common shares delivered to Clifton shall, at the time of delivery to Clifton be duly authorized and validly allotted and issued as fully paid and non-assessable free of any liens, charges or encumbrances other than such resale restrictions as to hold periods as imposed by regulatory authorities and agreed herein;

(e) it has obtained all corporate authorizations for the execution of this Agreement and for the performance of this Agreement by it;

(f) it may mortgage or pledge the leasehold or subleasehold interest acquired under this Agreement for purposes of financing exploration, Development and Mining operations on the Properties (but not for any other purpose without Clifton's prior, written, discretionary consent). The Parties acknowledge that the rights in the Properties granted to Desert Hawk pursuant to this Agreement are leasehold and subleasehold interests only and that Desert Hawk shall not grant any mortgage that affects, relates to or encumbers in any way (i) ownership or fee title to the Properties in any manner whatsoever, or (ii) ownership or fee title to any additional mining

claims or similar lands or rights within the Area of Interest as to which Desert Hawk acquires leasehold or subleasehold interests. Desert Hawk will not do or fail to do or cause or permit to be done any act or thing whatsoever whereby Clifton's or Woodman's interest in the Properties may be impaired in any manner whatsoever; and

(g) it shall do all such acts and things that may be necessary to maintain the Properties, and any additional mineral claims or similar lands or rights acquired by it within the Area of Interest, in good standing and shall promptly remedy any deficiencies in respect of any of aforesaid warranties.

Representations and warranties contained in this section are provided for the exclusive benefit of Clifton and Woodman, and a breach of any one or more thereof may be waived by Clifton and Woodman in whole or in part at any time without prejudice to their rights in respect of any breach of the same or any other representation or warranty, and the representations and warranties contained in this section shall survive until the termination of this Agreement.

3.4 Disclosures. Each of the Parties represents and warrants that it is unaware of any material facts or circumstances which have not been disclosed in this Agreement, which should be disclosed to the other Party in order to prevent the representations in this Article III from being materially misleading.

3.5 Liability Regarding Certain Potential Encumbrances. Clifton and Woodman (in proportion to their respective ownership interests in the relevant Properties) will be responsible for any and all liability that may exist under those Potential Encumbrances that are identified in Exhibit A, and shall indemnify, protect, save and hold harmless Desert Hawk and its Affiliates (if any), officers, directors, employees, shareholders and agents (the "Desert Hawk Indemnitees") from and against any and all loss of leasehold title or other actual (but not consequential, special, expectancy, speculative or punitive) losses, costs, damages, expenses, attorney fees, liens, claims, demands and other liabilities, obligations, suits and actions of every kind that may be incurred by the Desert Hawk Indemnitees on account of the existence or enforcement of any rights under said Potential Encumbrances.

ARTICLE IV
TERMS OF PAYMENTS AND PRODUCTION ROYALTIES

4.1 Desert Hawk paid to Clifton $250,000 on or before the Effective Date.

4.2 Desert Hawk shall pay Clifton (on behalf of Lessors), its successors and assigns a production royalty on the production and sale of minerals from the Properties as more specifically described in Exhibit B attached hereto (the "Net Smelter Return Royalty"). With respect to base metals (*i.e.*, iron, nickel, lead, zinc, copper, aluminum, tin, tungsten, molybdenum, etc.) produced from the Properties (except for production from the Kiewit Property), the Net Smelter Return Royalty shall be in the amount of four percent (4%). Royalty payable by Desert Hawk on the production of any minerals not specified in this Agreement, if any, shall be handled by separate written agreement entered into between the Parties, and no

mining of any such minerals is allowed under this Agreement until the Parties have entered into such separate written agreement.

4.3 Desert Hawk shall pay Clifton (on behalf of Lessors) a Net Smelter Return Royalty from production of gold (except for production from the Kiewit Property), the percentage of which shall be calculated on a sliding scale as follows, based on the closing spot price for the day of sale, as posted by the New York Mercantile Exchange:

When gold price is below $800 per Troy ounce, the royalty shall be 2%
When gold price is $800 to $999 per Troy ounce, the royalty shall be 4%
When gold price is $1,000 to $1,249 per Troy ounce, the royalty shall be 8%
When gold price is $1,250 to $1,499 per Troy ounce, the royalty shall be 12%
When gold price exceeds $1,500 per Troy ounce, the royalty shall be 15%

4.4 Desert Hawk shall pay Clifton (on behalf of Lessors) a Net Smelter Return Royalty from production of silver (except for production from the Kiewit Property), the percentage of which shall be calculated on a sliding scale as follows, based on the closing spot price for the day of sale, as posted by the New York Mercantile Exchange:

When silver price is below $12 per Troy ounce, the royalty shall be 2%
When silver price is $12.00 to $14.99 per Troy ounce, the royalty shall be 4%
When silver price is $15.00 to $19.99 per Troy ounce, the royalty shall be 8%
When silver price is $20.00 to $24.99 per Troy ounce, the royalty shall be 12%
When silver price exceeds $25.00 per Troy ounce, the royalty shall be 15%

4.5 For the rights granted herein on the Kiewit Property, Desert Hawk has paid to Clifton 500,000 shares of Desert Hawk common stock. This stock is subject to a restriction on sale for a period of one year from the date of issuance, subject to approval from the Securities and Exchange Commission. When the restriction has expired, Clifton agrees to sell no more than 20% of its stock annually.

4.6 Desert Hawk shall pay a six percent (6%) Net Smelter Return Royalty on any production and sale of Products from the Kiewit Property to a designee to be determined later by Clifton.

ARTICLE V
COMMINGLING

5.1 Desert Hawk may commingle ores, minerals, or other Products from the Properties ("Subject Ore") with ores, minerals or other products from other property ("Other Ore"), but before commingling, Desert Hawk shall weigh and sample the Subject Ore and Other Ore in accordance with sound mining and metallurgical practices for moisture and metal content and assay the samples to determine metal content. Desert Hawk shall keep records of such commingling data and provide copies quarterly to Clifton showing weights or volumes, moisture, percent metal content, and gross metal content of the Subject Ore and Other Ore. Royalties shall be allocated between Subject Ore and Other Ore on the basis of gross metal content, with due

regard being given to the difference, if any, between the royalty rate on the Subject Ore and the royalty rate on Other Ore.

ARTICLE VI
FINANCIAL CONTRIBUTIONS BY CLIFTON

6.1 Subsequent to the Effective Date, Clifton acquired Dumont Nickel Inc.'s interests in the Area of Interest, subject to royalty obligations.

6.2 Clifton has paid all property payments required during calendar year 2009 with respect to the Properties.

6.3 Clifton shall make available (to the extent that Clifton has the right to do so) to Desert Hawk, at no additional cost, the following located in Gold Hill, Utah: all buildings, equipment, existing permits, water rights and the trailer park as necessary for operations, but Clifton makes no representation or warranty concerning the ownership, status, condition, safety, usability and value of such items.

ARTICLE VII
DESERT HAWK'S PERFORMANCE REQUIREMENTS

7.1 Desert Hawk shall have placed each of the Kiewit Property, the Clifton Shears-Smelter Tunnel Property and the Cane Springs Property into commercial scale production within three years from the Effective Date. In the event that any of the aforementioned Properties shall not have been placed into commercial production within three years from the Effective Date (a "Non-Producing Property") then on that date and until such time as the Non-Producing Property is placed into commercial scale production, Desert Hawk shall pay to Clifton a $50,000 annual holding fee for each such Non-Producing Property to retain each such Non-Producing Property. (For example, if all three are Non-Producing Properties, the amount payable by Desert Hawk will be $150,000 per year.) The force majeure provisions of Section 10.6 below shall not apply to the foregoing obligation to pay Clifton such $50,000 annual holding fee for each Non-Producing Property.

7.2 Should Desert Hawk terminate the Agreement or withdraw from the Properties at any time, Desert Hawk shall have no residual rights nor retain any ownership in anything including the Properties or equipment and Lessors shall have no future obligations to Desert Hawk.

7.3 With respect to the Properties, Desert Hawk shall:

(a) carry out work on the Properties in accordance with good mining and financial practices and in accordance with all applicable federal, state and local laws, regulations and ordinances (as the same may be changed from time to time); and, in the case of accounts, in accordance with generally accepted accounting practices;

(b) by way of written reports or summaries keep Lessors reasonably informed of work performed hereunder and the results thereof, to include, effective

2010, delivery of a written summary work report to Lessors by no later than December 31st of each year describing work carried out and results obtained during the then current year;

(c) afford Lessors, upon prior notice and during reasonable business hours, access to the Properties and to all data, records, maps, reports and information in its possession from, and relating to, the Properties and to work performed for or by it thereupon with full rights to make copies and/or take extracts (Desert Hawk agreeing to keep full and complete records and accounts at a central location known to Lessors), all at the sole expense and sole risk of Lessors. Lessors hereby indemnify and save harmless Desert Hawk, its representatives and employees from any liability of any nature whatsoever that may arise, or be alleged to arise, with respect to any such access;

(d) maintain the Properties in good standing, including without limitation: commencing on January 1, 2010, Desert Hawk shall pay all property payments and payment obligations (including but not limited to: (1) BLM claim maintenance fee payments, which shall be paid by no later than July 15 of each year, with written documentation of such payment given to Clifton by no later than August 1 of each year, (2) annual proofs of labor and/or notices of intent to hold, which shall be recorded in Tooele County by no later than two months before the statutory due date, with written documentation of such recordings given to Clifton by no later than one month before the statutory due date, (3) all rentals, production royalties, permit annual renewal fees and other payments required under the Utah State Leases by no later than two months before the contractual or regulatory due date, with written documentation of such payments given to Clifton by no later than one month before the contractual or regulatory due date, (4) all property tax payments, and (5) any other payment, royalty or holding obligation that may hereafter be imposed by the federal government or the State of Utah) pertaining or required with respect to the Properties during the term of this Agreement;

(e) carry out all work and pay all creditors such that no liens shall so arise against the Properties, and if such liens so arise to immediately cause the same to be discharged or vacated unless Desert Hawk is contesting the same in good faith;

(f) maintain reasonable insurance coverage of a nature and extent similar to that maintained by corporations carrying out and/or supervising work of a nature and extent and in a locale similar to that contemplated hereunder, with Lessors to be named insureds on the appropriate policies, and a copy of such policies shall be provided to Clifton before any entry onto the Property by Desert Hawk or any of its employees, contractors or agents;

(g) undertake, in the exercise of its powers and the performance of its duties and obligations hereunder, to act in good faith and in the best interest of the Properties and not take any collateral advantage of its position as lessee and sublessee of the Properties hereunder;

(h) on behalf of itself and its employees, contractors, agents and representatives, indemnify, protect, save and hold harmless Clifton and Woodman and their Affiliates (if any) and all of their respective officers, directors, members, managers, trustees, employees, shareholders, partners, agents and representatives (the "Clifton-Woodman Indemnitees") from and against any and all losses, costs, damages, expenses, attorney fees, liens, claims, demands, environmental liabilities and other liabilities, obligations, suits and actions of every kind that may be imposed upon or incurred by any of the Clifton-Woodman Indemnitees on account of, or arising directly or indirectly from, Desert Hawk's interest in the Properties or Desert Hawk's activities and operations under or relating to this Agreement; and

(i) reclaim and restore the Properties in strict accordance with all applicable federal, state and local laws, regulations, ordinances and permits, as the same may be amended from time to time.

The indemnities and reclamation obligations contained in this Section 7.3 shall survive termination of this Agreement.

ARTICLE VIII
DATA

8.1 Upon the execution of this Agreement, Clifton shall make available to Desert Hawk all drill core, all geological, geophysical, and engineering data and maps, logs of drill holes, results of assaying and sampling, and similar data concerning the Properties (or copies thereof) which are in Clifton's possession or control, to the extent such materials have not been previously provided to Desert Hawk.

8.2 During the term of this Agreement Desert Hawk shall (i) make available for inspection by Clifton all factual geological and geophysical data and maps including interpretive data, logs of drill holes, and results of assaying and sampling pertaining to the Properties which Desert Hawk has obtained as a result of its activities under this Agreement and which are then in Desert Hawk's possession or control, and (ii) upon Clifton's request and at Clifton's expense, provide Clifton with copies of any portion of the geological and geophysical data and maps including interpretive data, logs of drill holes, and results of assaying and sampling designated by Clifton.

8.3 Upon the surrender or other termination of this Agreement, Desert Hawk shall, within sixty (60) days after termination, (i) return to Clifton all drill core and original data delivered by Clifton to Desert Hawk which are then in Desert Hawk's possession or control, and (ii) make available for inspection by Clifton all factual geological and geophysical data and maps

(not including interpretive data), logs of drill holes, and results of assaying and sampling pertaining to the Properties which Desert Hawk has obtained as a result of its activities under this Agreement and which are then in Desert Hawk's possession or control. Upon Clifton's request made within sixty (60) days after termination of this Agreement, Desert Hawk shall, at Clifton's expense, provide Clifton with the drill core designated by Clifton and with copies of any portion of the geological and geophysical data and maps including interpretive data, logs of drill holes, and results of assaying and sampling designated by Clifton.

8.4 Desert Hawk makes no representation or warranty as to the accuracy or completeness of any such data or information, and shall not be liable on account of any use by Clifton or any other person of any such data or information. Desert Hawk shall not be liable for the loss or destruction of any drill core.

ARTICLE IX
CONFIDENTIALITY

9.1 Except for joint release of information, for so long as this Agreement remains in effect, all information obtained by Clifton or Clifton's authorized representatives from Desert Hawk arising out of Desert Hawk's activities on the Properties pursuant to this Agreement shall be kept strictly confidential by Lessors and shall not be released to any third person except upon the prior written consent of Desert Hawk, unless such release is required upon the advice of counsel to comply with law, with the rules of any stock exchange upon which the shares of Clifton are traded, or with the regulations of any securities commission by which the shares of Clifton are regulated, and except with respect to information that is or becomes generally available to the public through no fault of Lessors.

ARTICLE X
GENERAL PROVISIONS

10.1 Notices. All notices, payments, and other required communications ("Notices") to the Parties shall be in writing, and shall be addressed respectively as follows:

If to Clifton and/or Woodman:
Clifton Mining Company and/or Woodman Mining Company
80 West Canyon Crest Road
Alpine, UT 84004

With a copy to:
Dale B. Kimsey
2828 Ksel Drive
Sandy, UT 84092

If to Desert Hawk:
Desert Hawk Gold Corp.
8921 North Indian Trail Road, Suite 288
Spokane, WA 99208

With a copy to:
Kevin W. Johnson
Holland & Hart LLP
555 Seventeenth Street, Suite 3200
Denver, CO 80202

All Notices shall be given (i) by personal delivery to the Party, or (ii) by electronic communication, with a confirmation sent by first class mail, or (iii) by registered or certified mail return receipt requested. All Notices shall be effective and shall be deemed delivered (i) if by personal delivery on the date of delivery if delivered during normal business hours, and, if not delivered during normal business hours, on the next business day following delivery, (ii) if by electronic communication on the next business day following receipt of the electronic communication, and (iii) if solely by mail on the next business day after actual receipt. A Party may change its address by Notice to the other Party.

10.2 Waiver. The failure of a Party to insist on the strict performance of any provision of this Agreement or to exercise any right, power or remedy upon a breach hereof shall not constitute a waiver of any provision of this Agreement or limit the Party's right thereafter to enforce any provision or exercise any right.

10.3 Modification. No modification of this Agreement shall be valid unless made in writing and duly executed by the Parties.

10.4 Attorneys' Fees. If legal action is instituted by either Party to enforce the terms of this Agreement or to recover damages for the breach of any of the provisions of this Agreement, the prevailing Party shall be entitled to receive from the other Party reasonable attorneys' fees to be determined by the court in which the action is brought.

10.5 Termination and Surrender.

(a) If Desert Hawk fails to comply with the provisions of this Agreement and if Desert Hawk fails to correct the default within thirty (30) days after notice has been given to it by Clifton specifying with particularity the nature of the default (or if the default cannot reasonably be cured within 30 days, if Desert Hawk does not initiate and diligently pursue steps to cure the default within said 30-day period), then upon the expiration of the thirty (30) day period, all rights of Desert Hawk under this Agreement shall terminate, except that Desert Hawk shall have the rights provided in subparagraph (d) of this Section. Any default claimed with respect to the payment of money may be cured by the deposit in escrow of the amount in controversy (not including claimed consequential, special, exemplary, or punitive damages) and giving of notice of the deposit to Clifton, the amount to remain in escrow until the controversy is resolved by decision of a court or otherwise. If Desert Hawk by notice to Clifton within said 30-day period disputes the existence of a default, then this Agreement shall not terminate unless Desert Hawk does not correct the default within thirty (30) days after the existence of a default has been determined by

decision of a court or otherwise (or if the default cannot reasonably be cured within 30 days, if Desert Hawk does not initiate and diligently pursue steps to cure the default within said 30-day period). Should Desert Hawk fail and/or refuse to operate any mining operations on any of the Properties for a period of five (5) calendar years, regardless of cause, at the election of Clifton this Agreement may be terminated by Clifton.

(b) Subject to the right of Clifton to terminate this Agreement as provided in the foregoing subparagraph (a), controversy between the Parties to this Agreement shall not interrupt operations under this Agreement. In the event of any controversy, Desert Hawk may continue operations under this Agreement and shall make the payments provided for in this Agreement notwithstanding the existence of the controversy. Upon the resolution of the controversy, such payments or restitutions shall be made as required by the terms of the decision of the court or otherwise.

(c) Desert Hawk may at any time after proper reclamation of all of the Properties affected by Desert Hawk's operations (or that part of the Properties affected by Desert Hawk's operations that it wishes to surrender, as applicable) terminate this Agreement (as to all or any part of the Properties) by delivering to Clifton or by recording with the Tooele County Recorder (with a copy to Clifton) a good and sufficient Surrender of this Agreement (or a Partial Surrender describing that portion of the Properties as to which this Agreement is surrendered). Upon recording or mailing to Clifton the Surrender (or Partial Surrender), all rights, liabilities, and obligations of Desert Hawk under this Agreement (with respect to the portion of the Properties as to which this Agreement is terminated) shall terminate, except (1) those liabilities and obligations (such as warranties, indemnifications, royalty payments, auditing rights and reclamation responsibilities) that have accrued prior to termination, and (2) unless Desert Hawk's termination occurs on or before July 1 of the year, Desert Hawk shall nonetheless be required to make the BLM maintenance fee payment and filing as provided herein for the following assessment year, as well as the related Tooele County recording for such following assessment year.

(d) Prior to any termination of this Agreement by Desert Hawk, or upon any termination of this Agreement by Clifton, Desert Hawk shall have a reasonable period of time (not to exceed one year) in which to enter onto and remove from the Properties all of its machinery, buildings, structures, facilities, equipment, stockpiled ore (subject to the payment of royalties therefor as provided for in this Agreement) and other property of every nature and description erected, placed or situated thereon, except foundations of a permanent nature, supports, track and pipe placed in shafts, drifts or openings in the Properties so long as such remaining structures are left in a condition that is safe, nontoxic and in compliance with all applicable federal, state and local laws, regulations, ordinances

and codes governing reclamation of mined lands. In no way shall the language of this paragraph be construed to mean that Clifton has accepted as an appurtenance to the Properties, or has allowed Desert Hawk or its agents to leave on the Properties, any structures, waste, shafts, tunnels, excavations or equipment that were created or placed on the Properties or used in conjunction with Desert Hawk's business or operations on the Properties, that have not been properly reclaimed and released from any further reclamation obligations by the proper federal, state and local agencies having authority to do so. At the conclusion of such reclamation, Desert Hawk shall give Clifton written notice of such conclusion and Clifton shall thereafter have 180 days in which to inspect the Properties and any property that remains on the Properties. At that time Clifton shall determine if it wishes to accept title to such remaining property or equipment. If Clifton does accept title to any remaining property or equipment then Desert Hawk, or any other person entitled to do so, shall convey title to that property or equipment through a properly acknowledged instrument of transfer. Remaining property not accepted by and transferred to Clifton shall be removed at Desert Hawk's expense or reclaimed in accordance with all applicable federal, state and local laws, regulations, ordinances and codes at Desert Hawk's expense.

10.6 Force Majeure. Except for the obligation to make payments when due hereunder, the obligations of a Party shall be suspended to the extent and for the period that performance is prevented by any cause, whether foreseeable or unforeseeable, beyond its reasonable control, including, without limitation, labor disputes (however arising and whether or not employee demands are reasonable or within the power of the Party to grant); acts of God; laws, regulations, orders, proclamations, instructions or requests of any government or governmental entity; judgments or orders of any court; inability to obtain on reasonably acceptable terms any public or private license, permit or other authorization; curtailment or suspension of activities to remedy or avoid an actual or alleged, present or prospective violation of federal, state, or local environmental standards; acts of war or conditions arising out of or attributable to war, whether declared or undeclared; riot, civil strife, insurrection or rebellion; fire, explosion, earthquake, storm, flood, sink holes, drought or other adverse weather condition. The affected Party shall promptly give written notice to the other Party of the suspension of performance, stating therein the commencement date of the suspension, the nature of the suspension, the reasons therefor, and the expected duration thereof. If, but only if, such notice is given, the time for discharging the affected Party's obligations with respect to the prevented performance shall be extended for the period of force majeure, but the affected Party shall be obligated to use commercially reasonable efforts to eliminate such circumstances as quickly as possible.

10.7 Governing Law, Jurisdiction and Venue. This Agreement shall be construed, interpreted and governed by the laws of the State of Utah (where the Properties are located) without regard for choice of laws or conflict of laws principles that would require or permit the application of the laws of any other jurisdiction. Each of the Parties, on behalf of themselves and their successors, irrevocably consents to the exclusive jurisdiction of the courts of the state of Utah or the federal district court for the District of Utah, as may be applicable, in respect of any disputes arising hereunder, with venue to be in Salt Lake County, Utah.

10.8 Further Assurances. Each of the Parties agrees to take from time to time such actions and execute such additional instruments as may be reasonably necessary or convenient to implement and carry out the intent and purpose of this Agreement.

10.9 Entire Agreement and Successors and Assigns. This Agreement contains the entire understanding of the Parties and supersedes all prior agreements and understandings between the Parties relating to the subject matter hereof including, without limitation, the Original Agreement (as to which the Parties agree is amended and restated in its entirety upon the terms and conditions hereof). This Agreement shall be binding upon and inure to the benefit of the respective successors and permitted assigns of the Parties. In the event of any conflict between this Agreement and any Exhibit attached hereto, the terms of this Agreement shall be controlling.

10.10 Exhibits. All exhibits attached to this Agreement shall be deemed part of this Agreement and incorporated herein, where applicable, as if fully set forth herein.

10.11 Counterparts. This Agreement may be executed simultaneously in any number of counterparts, each of which shall be deemed an original and all of which shall constitute one and the same instrument.

10.12 Severability. If any provision of this Agreement is for any reason and to any extent determined by a court of competent jurisdiction to be invalid or unenforceable, the remainder of this Agreement will be interpreted so as best to reasonably effect the intent of the Parties hereto. The Parties agree to use their best efforts to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision which is mutually agreeable so as to achieve, to the greatest extent possible, the economic, business and other purposes of the void or unenforceable provision.

10.13 Assignment. Desert Hawk may not assign, sublease or otherwise transfer its interest in this Agreement without Clifton's prior written consent (as to those of the Properties owned by Clifton) and Woodman's prior written consent (as to those of the Properties owned by Woodman) in each instance, which consents shall not be unreasonably withheld. This paragraph shall not prevent Desert Hawk from mortgaging its leasehold interest in the Properties for financing purposes in accordance with the provisions of Section 3.3(f). No assignment, sublease or transfer shall be effective against Lessors until Lessors receive written notice of the transfer in accordance with Section 10.1.

10.14 This Agreement shall not be recorded. However, at Desert Hawk's request, the Parties shall execute a memorandum of this Agreement in a recordable form sufficient under the laws of the State of Utah to give notice to third parties of the rights granted hereunder. Desert Hawk shall have the right to record such memorandum at its expense. The execution and recording of the memorandum shall not limit, increase or in any manner affect any of the terms of this Agreement, or any rights, interests or obligations of the Parties.

10.15 Desert Hawk covenants and agrees: (a) to timely and fully perform all of Clifton's obligations under the Utah State Leases for so long as this Agreement remains in effect, (2) thereafter to timely and properly complete any and all remaining reclamation required as a

result of Desert Hawk's activities under this Agreement, and (3) to timely satisfy all other liabilities and obligations pertaining to the Utah State Leases that have accrued prior to termination of this Agreement.

[Remainder of page left intentionally blank]

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement on the dates set forth below, but effective as of the Effective Date.

Clifton

CLIFTON MINING COMPANY, a Utah corporation

By____________________
Kenneth Friedman, President
Date 3 June 2010

Woodman

THE WOODMAN MINING COMPANY, a Utah corporation

By William B. Moeller
William Moeller, President
Date 6/9/2010

Desert Hawk

DESERT HAWK GOLD CORP., a Nevada corporation

By Robert E. Jorgensen
Robert E. Jorgensen, Chief Executive Officer
Date 5 28 2010

EXHIBIT A
PROPERTIES

TOTAL 68 BLM CLAIMS DESCRIPTIONS*

Serial No.	Claim Name/No.	Mr Twnp Rng Sec Subdiv
UMC317839	Cactus Millsite	26 0070S 0180W 035 SE 26 0080S 0180W 002 NE
UMC317851	CLIFTON # 8	26 0080S 0170W 019 SW 26 0080S 0170W 030 NW
UMC317852	CLIFTON # 9	26 0080S 0180W 025 NE
UMC317853	CLIFTON # 10	26 0080S 0170W 030 NW 26 0080S 0180W 025 NE
UMC317854	CLIFTON # 11	26 0080S 0170W 019 SW 26 0080S 0170W 030 NW
UMC317855	CLIFTON # 12	26 0080S 0180W 024 SE 26 0080S 0180W 025 NE
UMC317856	CLIFTON # 13	26 0080S 0180W 025 NE
UMC317857	CLIFTON # 14	26 0080S 0170W 030 NW 26 0080S 0180W 025 NE
UMC317858	CLIFTON # 15	26 0080S 0170W 030 NW
UMC317859	CLIFTON # 16	26 0080S 0170W 030 NW SW
UMC317860	CLIFTON # 17	26 0080S 0170W 030 NW
UMC317861	CLIFTON # 18	26 0080S 0170W 030 NW
UMC317862	CLIFTON # 19	26 0080S 0170W 030 NW
UMC317864	CLIFTON # 21	26 0080S 0170W 030 NW SW
UMC317865	CLIFTON # 22	26 0080S 0170W 030 NW SW
UMC317866	CLIFTON # 23	26 0080S 0170W 030 SW
UMC317867	CLIFTON # 26	26 0080S 0180W 025 SE 26 0080S 0180W 036 NE
UMC317868	CLIFTON # 27	26 0080S 0170W 030 SW
UMC317869	CLIFTON # 27A	26 0080S 0170W 030 SW 26 0080S 0170W 031 NW
UMC317870	CLIFTON # 28	26 0080S 0170W 030 SW 26 0080S 0170W 031 NW
UMC317871	CLIFTON # 29	26 0080S 0170W 030 SW 26 0080S 0170W 031 NW
UMC317872	CLIFTON # 30	26 0080S 0170W 030 SW 26 0080S 0170W 031 NW
UMC317878	FLAT #309	26 0080S 0180W 024 SW SE 26 0080S 0180W 025 NE NW
UMC317879	FLAT #310	26 0080S 0180W 025 NE
UMC317880	FLAT #311	26 0080S 0180W 025 NE
UMC317881	FLAT #312	26 0080S 0180W 025 NE
UMC317882	FLAT #313	26 0080S 0180W 025 NE
UMC317883	FLAT #314	26 0080S 0180W 025 NE NW
UMC317884	FLAT #323	26 0080S 0180W 025 NE NW SW SE
UMC317885	FLAT #324	26 0080S 0180W 025 NE SE
UMC317886	FLAT #325	26 0080S 0170W 025 NE SE
UMC317887	FLAT #326	26 0080S 0180W 025 NE SE
UMC317888	FLAT #326A	26 0080S 0180W 025 SE
UMC317889	FLAT #327	26 0080S 0180W 025 SE 26 0080S 0180W 036 NE
UMC317890	FLAT #328	26 0080S 0180W 025 SE 26 0080S 0180W 036 NE
UMC317891	FLAT #329	26 0080S 0180W 025 SE 26 0080S 0180W 036 NE
UMC317892	FLAT #330	26 0080S 0180W 025 SW SE 26 0080S 0180W 026 NE NW
UMC335440	FLAT #309A	26 0080S 0180W 024 SW 26 0080S 0180W 025 NW
UMC335441	FLAT #314A	26 0080S 0180W 025 NW
UMC335442	FLAT #323A	26 0080S 0180W 025 NW SW
UMC335443	FLAT #330A	26 0080S 0180W 025 SW
UMC355781	CGC # 1	26 0080S 0180W 023 SW
UMC355782	CGC # 2	26 0080S 0180W 023 NW SW
UMC355783	CGC # 3	26 0080S 0180W 023 SW SE
UMC355784	CGC # 4	26 0080S 0180W 023 NE NW
UMC355785	CGC # 5	26 0080S 0180W 023 SE
UMC355786	CGC # 6	26 0080S 0180W 023 NE
UMC355787	CGC # 7	26 0080S 0180W 023 SE
UMC355788	CGC # 8	26 0080S 0180W 023 NE
UMC355789	CGC # 9	26 0080S 0180W 023 SE
UMC355790	CGC # 10	26 0080S 0180W 023 SE
UMC355791	CGC # 11	26 0080S 0180W 023 NE
UMC355792	CGC # 12 CGC # 12	26 0080S 0180W 023 NE 26 0080S 0180W 024 NW
UMC355837	CGC #290	26 0080S 0180W 023 NE
UMC355838	CGC #291	26 0080S 0180W 023 NE
UMC355839	CGC #292 CGC #292	26 0080S 0180W 014 SE 26 0080S 0180W 023 NE
UMC355840	CGC #299	26 0080S 0180W 024 SW
UMC355841	CGC #299A	26 0080S 0180W 024 SW
UMC355842	CGC #300	26 0080S 0180W 023 SE 26 0080S 0180W 024 SW
UMC355843	CGC #301	26 0080S 0180W 024 SW 26 0080S 0180W 025 NW
UMC355844	CGC #301A	26 0080S 0180W 024 SW 26 0080S 0180W 025 NW
UMC355849	CGC #308	26 0080S 0180W 025 NW
UMC355850	CGC #315	26 0080S 0180W 025 NW SW
UMC355857	CGC #322	26 0080S 0180W 025 SW
UMC355858	CGC #331	26 0080S 0180W 025 SW
UMC359375	GHM-1	26 0070S 0180W 035 SE
UMC359376	GHM-2	26 0070S 0180W 035 SE
UMC359377	GHM-3	26 0070S 0180W 035 SE

*All claims are Lode Claims except Cactus Millsite which is a millsite claim.

TOTAL 82 BLM CLAIMS DESCRIPTIONS

Claim Name/Number	Serial No	Mr Twn Rng Sec
CENTENNIAL FRAC	UMC317838	26 0080S 0180W 024 NW SW
GLENDA # 1	UMC317840	26 0080S 0180W 001 NW SW
GLENDA # 2	UMC317841	26 0080S 0180W 001 NE NW SW SE
GLENDA 3	UMC317842	26 0080S 0180W 001 NE SE
GLENDA # 4	UMC317843	26 0080S 0180W 001 SW
GLENDA # 5	UMC317844	26 0080S 0180W 001 SW SE
GLENDA # 6	UMC317845	26 0080S 0180W 001 SW SE
TOWER # 1	UMC317846	26 0080S 0180W 013 NE
TOWER # 2	UMC317847	26 0080S 0180W 012 SE
CLIFTON # 7	UMC317850	26 0080S 0170W 019 SW SE 26 0080S 0170W 030 NE NW
CLIFTON # 20	UMC317863	26 0080S 0170W 030 NE NW
IP # 6	UMC317901	26 0080S 0170W 019 SE 26 0080S 0170W 030 NE
IP # 7A	UMC317903	26 0080S 0170W 030 NE
IP # 8	UMC317904	26 0080S 0170W 019 SE 26 0080S 0170W 030 NE
IP # 9	UMC317905	26 0080S 0170W 030 NE
IP # 10	UMC317906	26 0080S 0170W 019 SE 26 0080S 0170W 030 NE
IP # 11	UMC317907	26 0080S 0170W 030 NE
IP # 12	UMC317908	26 0080S 0170W 019 SE 26 0080S 0170W 020 SW 26 0080S 0170W 029 NW 26 0080S 0170W 030 NE
IP # 13	UMC317909	26 0080S 0170W 029 NW 26 0080S 0170W 030 NE
IP # 14A	UMC317911	26 0080S 0170W 019 SW SE
IP # 14B	UMC317912	26 0080S 0170W 020 SW 26 0080S 0170W 029 NW
IP # 15	UMC317913	26 0080S 0170W 019 SW SE
IP # 15B	UMC317914	26 0080S 0170W 029 NW
IP # 18	UMC317915	26 0080S 0170W 019 NE SE
IP # 19	UMC317916	26 0080S 0170W 019 SE
IP # 20	UMC317917	26 0080S 0170W 019 NE SE
IP # 20A	UMC317918	26 0080S 0170W 019 SE
IP # 21	UMC317919	26 0080S 0170W 019 SE
IP # 22	UMC317920	26 0080S 0170W 019 NE SE 26 0080S 0170W 020 NW SW
IP # 22A	UMC317921	26 0080S 0170W 019 SE 26 0080S 0170W 020 SW
IP # 23	UMC317922	26 0080S 0170W 019 SE 26 0080S 0170W 020 SW
IP # 24	UMC317923	26 0080S 0170W 020 NW SW
IP # 25	UMC317924	26 0080S 0170W 020 SW
IP # 26	UMC317925	26 0080S 0170W 020 NW SW
IP # 27	UMC317926	26 0080S 0170W 020 SW
IP # 28	UMC317927	26 0080S 0170W 020 NW
IP # 29	UMC317928	26 0080S 0170W 017 SW
IP # 30	UMC317929	26 0080S 0170W 020 NW
IP # 31	UMC317930	26 0080S 0170W 017 SW
IP # 32	UMC317931	26 0080S 0170W 020 NW
IP # 33	UMC317932	26 0080S 0170W 017 SW
IP # 34	UMC317933	26 0080S 0170W 019 NE
		26 0080S 0170W 020 NW
IP # 35	UMC317934	26 0080S 0170W 017 SW 26 0080S 0170W 018 SE
IP # 39	UMC317936	26 0080S 0170W 030 NE SE
IP # 40	UMC317937	26 0080S 0170W 030 SW SE 26 0080S 0170W 051 NE NW
IP # 41	UMC317938	26 0080S 0170W 030 NE SE
IP # 43	UMC317940	26 0080S 0170W 030 NE SE
IP # 45	UMC317942	26 0080S 0170W 030 NE SE
IP # 47A	UMC317945	26 0080S 0170W 029 NW SW 26 0080S 0170W 030 NE SE
IP # 53	UMC317948	26 0080S 0170W 019 SE
IP # 54	UMC317949	26 0080S 0170W 019 NE SE
PEARL # 5	UMC317954	26 0080S 0180W 012 SE 26 0080S 0180W 013 NE
PEARL # 177	UMC317977	26 0080S 0180W 012 SE 26 0080S 0180W 013 NE
PEARL # 178	UMC317978	26 0080S 0170W 007 SW 26 0080S 0170W 018 NW
PEARL # 209	UMC317999	26 0080S 0170W 018 NW
PEARL # 211	UMC318001	26 0080S 0180W 013 NE
PEARL # 222	UMC318009	26 0080S 0170W 017 NE NW SW SE
PEARL # 222A	UMC318010	26 0080S 0170W 017 SW SE
PEARL # 268	UMC318033	26 0080S 0170W 018 SE
PEARL # 269	UMC318034	26 0080S 0170W 018 SE
PEARL # 270	UMC318035	26 0080S 0170W 018 SE
PEARL # 275	UMC318036	26 0080S 0170W 017 SW
PEARL # 276	UMC318037	26 0080S 0170W 017 SW SE
PEARL # 294	UMC318048	26 0080S 0170W 019 NE
PEARL # 295	UMC318049	26 0080S 0170W 019 NE
PEARL # 296	UMC318050	26 0080S 0170W 019 NE
PEARL # 301	UMC318051	26 0080S 0170W 020 NW
PEARL # 302	UMC318052	26 0080S 0170W 020 NE NW
PEARL # 333	UMC318065	26 0080S 0170W 020 NW SW
PEARL # 333A	UMC318066	26 0080S 0170W 020 SW
PEARL # 334	UMC318067	26 0080S 0170W 020 NW SW
PEARL # 334A	UMC318068	26 0080S 0170W 020 SW SE
PEARL # 335	UMC318069	26 0080S 0170W 020 NE NW SW SE
PEARL # 353	UMC318075	26 0080S 0180W 024 SE
PEARL # 354	UMC318076	26 0080S 0170W 019 SW
PEARL # 355	UMC318077	26 0080S 0170W 019 SW
PEARL # 356	UMC318078	26 0080S 0170W 019 SW
PEARL # 357	UMC318079	26 0080S 0170W 019 SW
PEARL # 365	UMC318080	26 0080S 0170W 020 SW
PEARL # 366	UMC318081	26 0080S 0170W 020 SW
PEARL # 367	UMC318082	26 0080S 0170W 020 SW SE
PEARL # 438A	UMC318104	26 0080S 0170W 029 NW SW

TOTAL 79 BLM CLAIMS DESCRIPTIONS

Claim Name	Serial No	Mr Twn Rng Sec	Subdivision
FLAT-293	UMC369132	26 0080S 0180W 024	NE
FLAT-294	UMC369133	26 0080S 0180W 024	NE
FLAT-295	UMC369134	26 0080S 0180W 024	NE
FLAT-296	UMC369135	26 0080S 0180W 024	NE SE
FLAT-297	UMC369136	26 0080S 0180W 024	NE SE
FLAT-341	UMC369137	26 0080S 0180W 013	SW SE
FLAT-342	UMC369138	26 0080S 0180W 013	SE
FLAT-343	UMC369139	26 0080S 0180W 013	SE
FLAT-344	UMC369140	26 0080S 0180W 013	SE
FLAT-345	UMC369141	26 0080S 0180W 013	SE
PEARL-210	UMC369185	26 0080S 0170W 018	NW
PEARL-214	UMC369186	25 0080S 0170W 018	NW
PEARL-215	UMC369187	26 0080S 0170W 018	NW
PEARL-216	UMC369188	26 0080S 0170W 018	NE NW
PEARL-235	UMC369197	26 0080S 0170W 018	NWSW
PEARL-236	UMC369198	26 0080S 0170W 018	SW
PEARL-237	UMC369199	26 0080S 0170W 018	NWSW
PEARL-238	UMC369200	26 0080S 0170W 018	SW
PEARL-239	UMC369201	26 0080S 0170W 018	NWSW
PEARL-240	UMC369202	26 0080S 0170W 018	SW
PEARL-241	UMC369203	26 0080S 0170W 018	NWSW
PEARL-242	UMC369204	26 0080S 0170W 018	NE NW SW SE
PEARL-288	UMC369213	26 0080S 0180W 024	NE
PEARL-289	UMC369214	26 0080S 0170W 019	NW
PEARL-290	UMC369215	26 0080S 0170W 019	NW
PEARL-291	UMC369216	26 0080S 0170W 019	NW
PEARL-292	UMC369217	26 0080S 0170W 019	NW
PEARL-321	UMC369219	26 0080S 0180W 024	NE SE
PEARL-321A	UMC369220	26 0080S 0180W 024	SE
PEARL-322	UMC369221	26 0080S 0170W 019	NWSW
PEARL-322A	UMC369222	26 0080S 0170W 019	SW
PEARL-323	UMC369223	26 0080S 0170W 019	NWSW
PEARL-324	UMC369224	26 0080S 0170W 019	NWSW
PEARL-325A	UMC369225	26 0080S 0170W 019	SW
FLAT-346	UMC369226	26 0080S 0180W 013	NE SE
DMC 34	UMC370238	25 0070S 0180W 027	SW
		26 0070S 0180W 028	SE
		26 0070S 0180W 033	NE
		26 0070S 0180W 034	NW
DMC 36	UMC370240	26 0070S 0180W 033	NE
		26 0070S 0180W 034	NW
DMC 38	UMC370242	26 0070S 0180W 033	NE

Claim Name	Serial No	Mr Twn Rng Sec	Subdivision
DMC 38	UMC370242	26 0070S 0180W 033	NE
		26 0070S 0180W 034	NW
DMC 40	UMC370244	26 0070S 0180W 033	NE
		26 0070S 0180W 034	NW
DMC42	UMC370246	25 0070S 0180W 033	NE SE
		26 0070S 0180W 034	NWSW
DMC 69	UMC370273	26 0070S 0180W 027	SW
		26 0070S 0180W 034	NW
DMC 70	UMC370274	26 0070S 0180W 027	SW SE
		26 0070S 0180W 034	NE NW
DMC 71	UMC370275	26 0070S 0180W 034	NW
DMC 72	UMC370276	26 0070S 0180W 034	NE NW
DMC 73	UMC370277	26 0070S 0180W 034	NW
DMC 74	UMC370278	26 0070S 0180W 034	NE NW
DMC 75	UMC370279	26 0070S 0180W 034	NW
DMC 76	UMC370280	26 0070S 0180W 034	NE NW
DMC77	UMC370281	26 0070S 0180W 034	NWSW
DMC 78	UMC370282	26 0070S 0180W 034	NE NW SW SE
DMC 79	UMC370283	26 0070S 0180W 034	SW
DMC 80	UMC370284	26 0070S 0180W 034	SW SE
DMC 81	UMC370285	26 0070S 0180W 034	SW
DMC 82	UMC370286	26 0070S 0180W 034	SW SE
DMC 83	UMC370287	26 0070S 0180W 034	SW
DMC 84	UMC370288	26 0070S 0180W 034	SW SE
DMC 85	UMC370289	26 0070S 0180W 034	SW
DMC 86	UMC370290	26 0070S 0180W 034	SW SE
DMC 87	UMC370291	26 0070S 0180W 034	SW
		26 0080S 0180W 003	NW
DMC 88	UMC370292	26 0070S 0180W 034	SW SE
		26 0080S 0180W 003	NE NW
DMC 153	UMC370357	26 0070S 0180W 034	NE SE
DMC 154	UMC370358	26 0070S 0180W 034	SE
DMC 155	UMC370359	26 0070S 0180W 034	SE
DMC 156	UMC370360	26 0070S 0180W 034	SE
DMC 157	UMC370361	26 0070S 0180W 034	SE
DMC 158	UMC370362	26 0070S 0180W 034	SE
		26 0080S 0180W 003	NE
PEARL 266	UMC371747	26 0080S 0170W 018	SW
PEARL 325	UMC371749	26 0080S 0170W 019	NWSW
FLAT 347	UMC371931	26 0080S 0180W 013	NE SE
FLAT 347A	UMC371932	26 0080S 0180W 013	NE SE
DMC 462	UMC371973	26 0070S 0180W 035	SW
DMC 464	UMC371975	26 0070S 0180W 035	SW
DMC 466	UMC371977	26 0070S 0180W 035	Sw
DMC 450	UMC386895	26 0070S 0180W 034	NE
DMC 456	UMC386896	26 0070S 0180W 035	NW
DMC 458	UMC386897	26 0070S 0180W 035	NWSW
DMC 460	UMC386899	26 0070S 0180W 035	SW
FLAT 501	UMC369285	26 0080S 0180W 024	NE NW
FLAT-502	UMC369286	26 0080S 0180W 013	SW

TOTAL 178 BLM CLAIMS DESCRIPTIONS

Claim Name	Entry No.	UMCNo.
IBA-1	199639	369483
IBA-2	199640	369484
IBA-3	199641	369485
IBA-4	199642	369486
IBA-5	199643	369487
IBA-6	199644	369488
IBA-7	210552	370004
IBA-8	210553	370005
IBA-9	210554	370006
IBA-10	210555	370007
IBA-11	210556	370008
IBA-12	210557	370009
IBA-13	210558	370010
IBA-14	210559	370011
IBA-15	210560	370012
IBA-16	210561	370013
IBA-25	199645	369489
IBA-26	199646	369490
IBA-27	199647	369491
IBA-28	199648	369492
IBA-29	199649	369493
IBA-30	199650	369494
IBA-31	210570	370022
IBA-32	210571	370023
IBA-33	210572	370024
IBA-34	210573	370025
IBA-35	210574	370026
IBA-36	210575	370027
IBA-37	210576	370028
IBA-38	210577	370029
IBA-39	210578	370030
IBA-40	210579	370031
IBA-49	199651	369495
IBA-51	199653	369497
IBA-53	199655	369499
IBA-55	199657	369501
IBA-57	199659	369503
IBA-59	199661	369505
IBA-61	210588	370040
IBA-63	199706	369508
CGC-45	192693	369095
CGC-46	192694	369096
CGC-47	192695	369097
CGC-88	192682	369112
CGC-89	192683	369113
CGC-90	192684	369114
CGC-91	192685	369115
CGC-204	192673	369118
CGC-302	192743	369120
CGC-305	192744	369121
CGC-306	192745	369122
CGC-307	192746	369123
CGC-316	192747	369124
CGC-317	192748	369125
CGC-318	192749	369126
CGC-319	192750	369127
CGC-320	192751	369128
CGC-321	192752	369129
DMC 1	210589	370041
DMC 2	210590	370042
DMC 3	210591	370043
DMC 4	210592	370044
DMC 5	210593	370045
DMC 6	210594	370046
DMC 8	210596	370048
DMC 10	210598	370050
DMC 11	210599	370051
DMC 13	210601	370053
DMC 15	210603	370055
DMC 17	210605	370057
DMC 23	210611	370063
DMC 24	210612	370064
Claim Name	Entry No.	UMCNo.
DMC 25	210613	370065
DMC 26	210614	370066
DMC 27	210615	370067
DMC 28	210616	370068
DMC 29	210617	370069
DMC 30	210618	370070
DMC 31	210619	370071
DMC 89	214461	370293
DMC 90	214462	370294
DMC 91	214463	370295
DMC 92	214464	370296
DMC 93	214465	370297
DMC 94	214466	370298
DMC 95	214467	370299
DMC 96	214468	370300
DMC 97	214469	370301
DMC 98	214470	370302
DMC 99	214471	370303
DMC 100	214472	370304
DMC 101	214473	370305
DMC 102	214474	370306
DMC 103	214475	370307
DMC 104	214476	370308
DMC 105	214477	370309
DMC 106	214478	370310
DMC 108	214480	370312
DMC 110	214482	370314
DMC 159	214531	370363
DMC 160	214532	370364
DMC 161	214533	370365
DMC 162	214534	370366
DMC 163	214535	370367
DMC 164	214536	370368
DMC 165	214537	370369
DMC 166	214538	370370
DMC 167	214539	370371
DMC 168	214540	370372
DMC 169	214541	370373
DMC 191	214563	370395
DMC 192	214564	370396
DMC 193	214565	370397
DMC 194	214566	370398
DMC 195	214567	370399
DMC 196	214568	370400
TOWER 7	194367	371933
TOWER 8	194366	371934
DMC 463	229338	371974
DMC 465	229340	371976
DMC 467	229342	371978
DMC 478	229343	371979
DMC 479	229344	371980
DMC 480	229345	371981
DMC 459	274566	386898
DMC 461	274568	386900
DMC 476	274569	386901
CB-1	194356	369258
CB-2	194355	369259
CB-3	194354	369260
CB-4	194363	369261
CB-5	194353	369262
CB-6	194352	369263
CB-7	194361	369264
CB-8	194362	369265
FLAT 503	194358	369287
FLAT-504	194364	369288
FLAT 505	194357	369289
TOWER 3	194371	369295
TOWER 4	194370	369296
TOWER 5	194369	369297
TOWER 6	194368	369298
CLIFTON PLACER 1	310169	406909
Claim Name	Entry No.	UMCNo.
CLIFTON PLACER 2	310170	406910
CLIFTON PLACER 3	310171	406911
CLIFTON PLACER 4	310172	406912
CLIFTON PLACER 5	310173	406913
CLIFTON PLACER 6	310174	406914
CLIFTON PLACER 7	310175	406915
CLIFTON PLACER 8	310176	406916
CLIFTON PLACER 9	310177	406917
CLIFTON PLACER 11	310178	406918
CLIFTON PLACER 12	310179	406919
CLIFTON PLACER 13	310180	406920
CLIFTON PLACER 14	310181	406921
CLIFTON PLACER 15	310182	406922
CLIFTON PLACER 16	310183	406923
CLIFTON PLACER 17	310184	406924
CLIFTON PLACER 18	310185	406925
CLIFTON PLACER 19	310186	406926
CLIFTON PLACER 20	310187	406927
CLIFTON PLACER 21	310188	406928
CLIFTON PLACER 22	310189	406929
CLIFTON PLACER 23	310190	406930
CLIFTON PLACER 24	310191	406931
CLIFTON PLACER 25	310192	406932
CLIFTON PLACER 26	310193	406933
CLIFTON PLACER 27	310194	406934
CLIFTON PLACER 28	310195	406935
CLIFTON PLACER 29	310196	406936
CLIFTON PLACER 30	310197	406937
CLIFTON PLACER 31	310198	406938
CLIFTON PLACER 32	310199	406939
CLIFTON PLACER 33	310200	406940
Wolf 1	314547	407687
Wolf 2	314548	407688
Wolf 3	314549	407689
Wolf 4	314550	407690

Total 12 BLM Claims Descriptions

Claim Name	Serial No	Mr Twn Rng Sec	Subdivision
IP-14	UMC369142	26 0080S 0170W 019	NE NW SW SE
IP-50	UMC369143	26 0080S 0170W 018	NE
IP-51	UMC369144	26 0080S 0170W 018	NE SE
PEARL-218	UMC369189	26 0080S 0170W 018	NE
PEARL-219	UMC369190	26 0080S 0170W 018	NE
PEARL-220	UMC369191	26 0080S 0170W 017	NW
		26 0080S 0170W 018	NE
PEARL-243	UMC369205	26 0080S 0170W 018	NE SE
PEARL-244	UMC369206	26 0080S 0170W 018	NE SE
PEARL-245	UMC369207	26 0080S 0170W 018	NE SE
PEARL-246	UMC369208	26 0080S 0170W 017	NW SW
		26 0080S 0170W 018	NE SE
PEARL 267	UMC371748	26 0080S 0170W 018	SW SE
PEARL-293	UMC369218	26 0080S 0170W 019	NE NW

Total 28 Patent Claims Descriptions

Claim Name	Location	State Property Number	Survey Number	Parcel Acreage
Sunshine	T8S R18W Sec 25 SLBM	22477	67	8.559
Ibapah	T8S R18W Sec 25 SLBM	22484	47	19.310
Calendar	T8S R18W Sec 25 SLBM	22491	68	17.450
Columbia	T8S R17W Sec 30 SLBM	22490	43	19.900
Iron	T8S R18W Sec 19 SLBM	22483	46	19.610
Neptune	T8S R18W Sec 36 SLBM	22479	40	19.380
Herat Lode	T8S R18W Sec 25 SLBM	22485	39	18.640
Black Hawk & Red Jacket	T8S R18W Sec 13 SLBM	22492	6173	18.041
Red Jacket	T8S R18W Sec 13 SLBM	62794	6173	15.412
Albany	T8S R18W Sec 24 SLBM	22494	3354	17.101
George E.	T8S R17W Sec 30 SLBM	22476	4375	16.788
Mount Vernon	T8S R17W Sec 30 SLBM	65267	66	16.386
Democrat	T8S R18W Sec 25 SLBM	22489	68	18.170
Atlantis	T8S R17W Sec 19 SLBM	22493	44	16.670
Juniper	T8S R17W Sec 19 SLBM	22482	57	15.894
Fleet Wing	T8S R17W Sec 19,30 SLBM	22487	42	15.000
Elephant	T8S R18W Sec 25 SLBM	22488	65	10.928
Lost Treasure Lode	T8S R18W Sec 25 SLBM	22481	41	18.281
George Washington	T8S R18W Sec 25 SLBM	22486	70	12.600
Southern Confederate	T8S R17W Sec 30 SLBM	22478	64	6.820
Laura	T9S R18W Sec 1 SLBM	49419	56	10.330
Geronimo	T8S R18W Sec 36 SLBM	49420	53	20.660
IOU & UO Me	T8S R17W Sec 30 SLBM	49422	54	19.559
Paymaster #2	T8S R17W Sec 19 SLBM	24961	55	20.661
Filmore	T9S R18W Sec 1 SLBM	49421	3550	18.595
New Baltimore	T8S R18W Sec 18 SLBM	24964	4389	9.246
Monocco	T8S R18W Sec 36 SLBM	48281	58	18.356
Miantanoma	T8S R18W Sec 24 SLBM	4172	4393	15.867

TOTAL 10 PATENTED CLAIMS DESCRIPTIONS

Claim Name	Mineral Survey Number or Lot Number
Cane Springs Lode	Lot #50
Cane Springs Lode #2	4387
Newton Albert Lode & Millsite	Lot 51A and Lot #51B, respectively
Imperial	4388
Frankie	Lot #63
Bonnemort	Lot #49A
Lucky Jim	Lot #59
Alvorado	Lot #59
Ethel	Lot #59
Emma No. 2	Lot #59

STATE TRUST LANDS DESCRIPTION

Utah State Lease For Metalliferous Minerals: Mineral Lease No.47181
Twp 8S, R18W, SLB&M, Section 2: Lots 1,2,3,4,5,6,7,8,9,10,S1/2NW1/4, SW1/4, SW1/4SE1/4
Date Issued: August 14, 1992 Total Area - 532.77 acres

STATE TRUST LANDS DESCRIPTION

Utah State Lease For Metalliferous Minerals: Mineral Lease No.48981
Twp 7S, R18W, SLB&M, Section 36: W2NW4, SE4NW4, NW4SW4
Date Issued: November 25, 2008. Total Area – 160 acres

STATE TRUST LANDS DESCRIPTION

Utah State Lease For Metalliferous Minerals: Mineral Lease No.48982
Twp 8S, R18W, SLB&M, Section 16
Total Area - 640.00 acres

STATE TRUST LANDS DESCRIPTION

Utah State Lease For Metalliferous Minerals: Mineral Lease No.48983
Twp 7S, R17W, SLB&M, Section 32
Total Area – 640.00 acres

STATE TRUST LANDS DESCRIPTION

Utah State Lease For Metalliferous Minerals: Mineral Lease No.48984
Twp 8S, R17W, SLB&M, Section 16 Partial Acres 640.00
Twp 8S, R17W, SLB&M, Section 32 Partial Acres 424.52 Lots 1-16, N2NW4
Total Area – 1,064.52 acres

STATE TRUST LANDS DESCRIPTION

Utah State Lease For Metalliferous Minerals: Mineral Lease No.49242
Twp 7S, R18W, SLB&M, Section 32
Total Area – 640.00 acres

STATE TRUST LANDS DESCRIPTION

Utah State Lease For Metalliferous Minerals: Mineral Lease No.49282
Twp 7S, R18W, SLB&M, Section 36: Lots 1-9, S2NE4, NW4NE4, NE4NW4
Total Area - 412.42 acres

In accordance with Section 3.2(a), and without conceding the existence, validity or applicability of such liens and encumbrances, the Parties acknowledge that the following liens and encumbrances (collectively, the "Potential Encumbrances") may exist with respect to some or all of the Properties:

1. Rights and interests of International Minerals and Metals, Inc. and/or Inter Alia Holding Company (as to item (b) only) under and pursuant to (a) the Mortgage Agreement dated March 17, 1983 between American Consolidated Mining Corporation and International Minerals and Metals, Inc. recorded in Book 209 at Page 705 of the Tooele County records; (b) Mortgage Agreement dated June 24, 1986 between American Consolidated Mining Company, International Minerals & Metals, Inc., Inter Alia Holding Company and RIHT Capital Corporation, recorded in Book 244 at Page 352 of the Tooele County records; and (c) Confirmation of Mortgage Agreements and Grant of Additional Mortgage dated October 18, 1995 from American Consolidated Mining Company and Clifton Mining Company in favor of International Minerals and Metals, Inc., recorded in Book 406 at Page 752 of the Tooele County records.

EXHIBIT B
NET SMELTER RETURN ROYALTY

In furtherance to Article IV, the following provisions shall apply to the Net Smelter Return Royalty.

The Net Smelter Return Royalty is characterized by royalty payments that are a fixed or variable percentage (depending on the Product sold, as set forth in Article IV) of the sales price, or gross revenue, received from the sale of Products to a smelter, refinery or other purchaser and it is the amount of money which the smelter, refinery or other purchaser pays Desert Hawk for the Products, with deductions for (but only for) the costs or penalties imposed by the smelter or refinery. For avoidance of doubt, there shall be no deduction of mining costs, ore transportation costs, ore processing costs, or any other mining or processing cost.

Should the Products be sold to an Affiliate of Desert Hawk rather than to an independent third party, they shall be deemed sold by Desert Hawk at the time of delivery to the Affiliate, and the Net Smelter Return Royalty shall mean an amount equal to that which would have been received by Desert Hawk from a bona fide third party purchaser in an arm's length transaction for an identical product. Similarly, if the smelting or refining is done by an Affiliate of Desert Hawk, any smelting and refining deductions shall be an amount equal to that which would have been charged to a bona fide third party seller in an arm's length transaction for an identical product.

Payments of the Net Smelter Return Royalty shall be made to Clifton (on behalf of Lessors) immediately upon Desert Hawk's receipt of revenues for the Products sold. Whenever possible, Desert Hawk shall cause the smelter, refiner or other purchaser to issue the Net Smelter Return Royalty payment directly to Clifton at the same time as the balance of revenues is issued to Desert Hawk. If that arrangement is not possible, Desert Hawk shall tender the Net Smelter Return Royalty payment to Clifton prior to any other use of the sale proceeds by Desert Hawk and in any event by no later than ten (10) business days after Desert Hawk receives payment from the smelter, refiner or other purchaser. All Net Smelter Return Royalty payments to Clifton (whether from the smelter, refiner or other purchaser or from Desert Hawk) shall be accompanied by written documentation showing the amount of production, the sale date, the sale price and the calculation of Clifton's royalty payment, as well as such other information and documentation as Clifton may reasonably request from time to time.

All Net Smelter Return Royalty payments shall be tendered to Clifton in accordance with Section 10.1 (excluding required copies as provided in said Section 10.1).

Desert Hawk shall at all times production is occurring upon the Properties accurately weigh, measure and sample, in accordance with customary industry practices for metal mines, all Products to the end that accurate and complete records and reports are made and retained to ascertain the quantity of ores and minerals recovered and removed from the Properties.

For the duration of this Agreement and for a period of at least three years thereafter, Desert Hawk shall keep, at a location within the United States, accurate records of data necessary for the computation of the Net Smelter Return Royalty. Clifton or its designated representatives, upon notice in writing to Desert Hawk and at Clifton's expense, shall have the right to audit Desert

Hawk's accounts and records relating to the payment of the Net Smelter Return Royalty from time to time but no more often than every six months. All audits shall be conducted by Clifton at the office of Desert Hawk where the relevant books and records are maintained and such audit shall be conducted during normal business hours.

Clifton may, at times reasonably convenient to Desert Hawk at reasonable intervals and at Clifton's expense, have a representative present at any stage when Products are mined, handled, commingled, stored, treated, weighed, sampled, assayed or otherwise processed, and shall upon request be furnished with a representative part of any sample taken.

The right to receive the Net Smelter Return Royalty from Desert Hawk and its permitted successors as and when due is and shall be deemed to be a covenant which runs with the Properties irrespective of any change in ownership or control thereof. Clifton's right to receive Net Smelter Return Royalty payments from Desert Hawk shall not be deemed to constitute Clifton or Woodman the partner, agent or legal representative of Desert Hawk and shall not cause Clifton or Woodman to be responsible for any debt, liability or obligation of Desert Hawk.

4761320_5.DOC